Exhibit 10.36(a)

FIRST AMENDMENT
TO THE SUMMARY OF TERMS

This FIRST AMENDMENT TO THE SUMMARY OF TERMS (the “Amendment”) is made and entered into as of July 28, 2005 by and among SPS Holding Corp., a Delaware corporation (“SPS”), Select Portfolio Servicing, Inc., a Utah corporation (the “Servicer”), Credit Suisse First Boston (USA), Inc., a Delaware corporation (the “Investor”), DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJ”), The PMI Group, Inc., a Delaware corporation, and FSA Portfolio Management Inc., a New York corporation.

WHEREAS, each of the parties hereto has entered into the Summary of Terms, dated January 19, 2005 (the “Summary of Terms”), that grants the Investor an option exercisable on or before July 31, 2005 to acquire all outstanding shares of capital stock of SPS;

WHEREAS, each of the parties hereto have been working together diligently and in good faith to negotiate definitive agreements and believe that it is in the best interest of all parties to amend the Summary of Terms to extend the expiration date of the option granted therein from July 31, 2005 to August 5, 2005;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment of Exercise Date. The Summary of Terms is hereby amended such that the date “July 31, 2005” included therein is deleted and replaced with “August 5, 2005”. Accordingly, after giving effect to such amendment, the Exercise Date shall be August 5, 2005.

2. No Other Amendments; Summary of Terms Remains in Effect. Except as expressly amended by Section 1 of this Amendment, the Summary of Terms shall remain in full force and effect in the form in which it existed immediately prior to the execution and delivery of this Amendment. This Amendment shall not amend or otherwise modify, or constitute a waiver of any provision in, the Flow Servicing Rights Purchase Agreement, dated as of January 28, 2005 (the “Flow Purchase Agreement”), between DLJ and the Servicer and such agreement shall remain in full force and effect.

3. Amendments. No amendments, changes or modifications to this Amendment shall be valid unless the same are in writing and signed by the parties hereto.

4. Counterparts. This Amendment may be executed in multiple counterparts. Each counterpart shall be an original, but altogether shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SPS HOLDING CORP.

By /s/ Robert J. Holz

Name: Robert J. Holz
Title: EVP and General Counsel

SELECT PORTFOLIO SERVICING, INC.

By /s/ Robert J. Holz

Name: Robert J. Holz
Title: EVP and General Counsel

CREDIT SUISSE FIRST BOSTON (USA), INC.

By /s/ James P. Healy

Name: James P. Healy

Title: Managing Director

DLJ MORTGAGE CAPITAL, INC.

By /s/ Bruce S. Kaiserman

Name: Bruce S. Kaiserman
Title: Vice President

THE PMI GROUP, INC.

By /s/ Arthur P. Slepian

Name: Arthur P. Slepian
Title: Sr. V.P., PMI Capital Corporation

FSA PORTFOLIO MANAGEMENT INC.

By /s/ Bruce E. Stern
Name: Bruce E. Stern
Title: Managing Director and

General Counsel

Signature Page to Amendment No. 1 to the Summary of Terms